UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2020

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(212) 739-7825

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Nasdaq Capital Market

 Common stock, par value $0.001 per share WORX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

On Wednesday April 15, 2020 at 11:00 AM ET, the CEO of the registrant hosted a business update conference call. Attached hereto as Exhibit 99.1 is the script for such conference call.

With regard to the customer purchase commitments for PPE referenced on Page 4 of Exhibit 99.1, the Company has since informed the customers that it cannot accept the related purchase orders due to price increases. The Company is continuing to endeavor to fill the customers’ PPE needs at the higher prevailing price levels. The Company anticipates that these customers will submit new purchase orders if and when the Company is able to definitively source the needed products at an acceptable price.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Script for Business Update Conference Call, 11:00 AM Wednesday April 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020

SCWorx Corp.

By:	/s/ Marc S. Schessel
Name:	Marc Schessel
Title:	Chief Executive Officer